UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2013

CH ENERGY GROUP, INC.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	IRS Employer Identification No.
0-30512	CH Energy Group, Inc. (Incorporated in New York) 284 South Avenue Poughkeepsie, NY 12601-4839 (845) 452-2000	14-1804460
1-3268	Central Hudson Gas & Electric Corporation (Incorporated in New York) 284 South Avenue Poughkeepsie, NY 12601-4839 (845) 452-2000	14-0555980

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.
On April 24, 2013, the New York State Public Service Commission (the "Commission") issued a notice regarding the process for the proposed merger among the CH Energy Group, Inc. (the "Company"), FortisUS Inc., Fortis Inc. and Cascade Acquisition Sub Inc.  The notice states that the Administrative Law Judges (the "ALJs") assigned to the case will prepare a Recommended Decision ("RD") for the Commission on this matter.  The RD is expected to describe the process the case has followed, provide the ALJs' recommendation to the Commission regarding whether to approve the merger, and if so, on what terms.  Concurrent with the issuance of the RD, the Commission will issue a schedule for exceptions to the recommendations in the RD.
While the RD process is expected to extend the time for approval of the merger, and while no assurances can be given, the Company continues to anticipate that the Commission will review and approve the merger in the second quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: April 30, 2013	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President - Accounting and Controller

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Date: April 30, 2013	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Controller